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                                                                      EXHIBIT 23
                                                                       1996 10-K







CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statements of Plexus Corp. and Subsidiaries on Form S-8 (File No.'s 33-06469, 33-23490, 33-28309, 33-56932, 33-89862 and 33-89864) of our reports dated November 13,
1996 on our audits of the consolidated financial statements and the financial statement schedule of Plexus Corp. and Subsidiaries as of September 30, 1996 and 1995, and for each of the three years in the period ended September 30, 1996, which reports are included in this Annual Report on Form 10-K.





                                             COOPERS & LYBRAND L.L.P.



Milwaukee, Wisconsin
December 20, 1996